   As filed with the Securities and Exchange Commission on February 18, 1998
                                                 Registration No. ______________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          HEADLANDS MORTGAGE COMPANY
            (Exact Name of registrant as specified in its charter)

          California                                            94-2851992
  (State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                           identification no.)

      1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939
             (Address of principal executive offices)  (Zip code)

                          HEADLANDS MORTGAGE COMPANY

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                                ---------------

                                 Peter T. Paul
                                   President
                          Headlands Mortgage Company
                    1100 Larkspur Landing Circle, Suite 101
                          Larkspur, California 94939
                                (415) 461-6790
(Name, address and telephone number, including area code, of agent for service)

                                ---------------
                   PLEASE SEND COPIES OF COMMUNICATIONS TO:
                           Phillip R. Pollock, Esq.
                                 Tobin & Tobin
                       500 Sansome Street, Eighth Floor
                        San Francisco, California 94111

                                ---------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                           Proposed maximum        Proposed maximum
Title of securities     Amount to be        offering price         aggregate offering           Amount of
 to be registered       registered(1)        per share(2)              price(2)              registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock             300,000(1)             $10.20               $3,060,000                 $902.70
==============================================================================================================

(1) In addition to this amount, such indeterminate amount of additional shares as may become issuable pursuant to the anti-dilution provisions of the Plan. The amount to be registered represents the Registrant's estimate of the maximum number of shares which are or will become available for issuance under the terms of the Plan from the date of filing of this Registration Statement through December 31, 2007.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) on the basis of 85% of the average of the high and low prices for the Registrant's Common Stock on the Nasdaq National Market on February 13, 1998, estimated to be the maximum offering price under the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registration Information and Employee Plan Annual Information*

_____________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Prospectus, dated February 4, 1998 and filed pursuant to Rule 424(b) under the Securities Act on February 5, 1998.

     (b) The Company's Form 8-K, dated February 4, 1998 and filed on February 5, 1998.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on December 29, 1997 and amended on January 30, 1998 and February 3, 1998.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, the documents enumerated above or subsequently filed by the Registrant under such Sections of the Exchange Act in each year during which the offering made by the Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Section 204(a)(10)(A) of the General Corporation Law of the State of California ("GCL") allows a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its stockholders, except that such provision may not eliminate or limit the liability of directors for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, (vi) certain liabilities arising from contracts with the corporation in which the director has material a financial interest,
(vii) the making of any distributions to stockholders contrary to the law,
(viii) the distribution of assets to shareholders after dissolution proceedings without paying or adequately providing for all known liabilities of the corporation within certain time limits, (ix) the making of any loan or guaranty contrary to law. The Registrant's Articles of Incorporation contains a provision which eliminates directors' personal liability as set forth above, except, as required by Section 204(a)(10)(B) and (C) of the GCL, any liability of a director for any act or omission occurring prior to the date of the provision's effectiveness, or any liability for an officer's acts or omissions, notwithstanding that the officer is also a director or that the officer's actions, if negligent or improper, have been ratified by the directors.

     Section 317 of the GCL ("Section 317") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the or she is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. Section 317 empowers the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its stockholders, provided that (i) the person is successful on the merits or (ii) such amounts are paid with court approval.
Section 317 also provides that, unless a person is successful on the merits in defense of any proceeding referred to above, indemnification may be made unless a person is successful on the merits in defense of any proceeding referred to above, indemnification may be made only if authorized in the specific case, upon a determination that indemnification is proper in the circumstances because the indemnified person met the applicable standard of conduct described above by one of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceedings; (2) if such quorum is not obtainable, by independent legal counsel in a written opinion; (3) by approval of stockholders with such indemnified person's shares not being entitled to vote thereon; or (4) by the court in which the proceeding is or was pending upon application by or on behalf of the person. Such indemnification may be advanced to the indemnified person upon the receipt of the corporation of an undertaking by or on behalf of the indemnified person to repay such amount in the event it shall be ultimately determined that such indemnified person is not entitled to indemnification. Section 317 also allows the corporation, by express provision in its articles, to authorize additional rights for indemnification pursuant to
Section 204(a)(11).

     The Bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of such person being or having been a director or officer of the corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the fullest extent permissible under California law. The Bylaws also provide that the Registrant may indemnify its employees and agents for such expenses by resolution of the Board of Directors.

Item 7.  Exemption from Registration Claimed

     Not applicable

Item 8.  Exhibits

Exhibit #       Description
---------       -----------
5               Opinion of Tobin & Tobin as to the legality of securities
                offered under the 1998 Employee Stock Option Plan.

10              Headlands Mortgage Company 1998 Employee Stock Purchase Plan.

23(a)           Independent Auditors' Consent, KPMG Peat Marwick LLP

23(b) Consent of Tobin & Tobin (contained in the opinion of the Tobin & Tobin, Exhibit 5 hereto)

24              Power of Attorney

Item 9.  Undertakings


     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by, or furnished to the Commission by, the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on February 17, 1998.

                          HEADLANDS MORTGAGE COMPANY

                          By  /s/ PETER T. PAUL
                              ----------------------------------------
                              Peter T. Paul
                              (President, Chief Executive Officer and Director )


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

        Signature                       Position                           Date
        ---------                       --------                           ----
/s/ PETER T. PAUL               President, Chief Executive Officer   February 17, 1998
------------------------------  and Director
Peter T. Paul                   (Principal Executive Officer)

/s/ BECKY S. POISSON            Executive Vice President             February 17, 1998
------------------------------  Operations and Director
Becky S. Poisson

/s/ GILBERT J. MACQUARRIE       Executive Vice President, Chief      February 17, 1998
------------------------------  Financial Officer, Secretary and
Gilbert J. MacQuarrie           Director
                                (Principal Financial Officer)

/s/ STEVEN M. ABREU             Executive Vice President,            February 17, 1998
------------------------------  Production and Secondary Marketing
Steven M. Abreu

                                Director                             February   , 1998
------------------------------
Mark L. Korell

                                Director                             February   , 1998
------------------------------
Leonard Auerbach

                                Director                             February   , 1998
------------------------------
Mark E. Lachtman

/s/ KRISTEN DECKER              Senior Vice President and            February 17, 1998
------------------------------  Controller
Kristen Decker                  (Principal Accounting Officer)


Item 10.  Exhibits


Exhibit #       Description
---------       -----------
5               Opinion of Tobin & Tobin as to the legality of securities
                offered under the 1998 Employee Stock Option Plan.

10              Headlands Mortgage Company 1998 Employee Stock Purchase Plan.

23(a)           Independent Auditors' Consent, KPMG Peat Marwick LLP

23(b) Consent of Tobin & Tobin (contained in the opinion of the Tobin & Tobin, Exhibit 5 hereto)

24              Power of Attorney